EXHIBIT 10.70

PORTIONS OF THIS EXHIBIT 10.70 MARKED BY AN *** HAVE BEEN OMITTED

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

CALVIN KLEIN, INC.

January 31, 2008

WF Overseas Fashion C.V., itself, or by and through

Warnaco BV, as successor to CK Jeanswear N.V.

CK Jeanswear Asia Limited

CK Jeanswear Europe S.r.l.

Re:	“Calvin Klein Jeans” Jeanswear Accessories Stores

Ladies and Gentlemen:

As you know, Calvin Klein, Inc. (“CKI”), on the one hand, and CK Jeanswear Europe S.r.l., CK Jeanswear Asia Limited and WF Overseas Fashion C.V. (“WF”, or together with Warnaco BV, as successor to CK Jeanswear N.V., “Operator”) are parties to a License Agreement dated as of January 31, 2006 (the “Jeanswear Accessories License”), pursuant to which, among other things, CKI granted Operator the exclusive right to use the mark *** (the “Trademark”) in connection with the manufacture, wholesale sale, distribution, advertising and promotion of certain women’s and men’s “jeans”-styles, type or “level” small leather goods/accessories, handbags items (the “Licensed Products”), all as defined and more specifically set forth therein and on its annexed Exhibit P.

This Letter Agreement sets forth the terms and conditions upon which Operator may use the Trademark in connection with operating and may operate (and permit others to operate) free-standing retail stores (including both full-price and outlet stores) in the Territory, as defined herein and in the Jeanswear Accessories License (and shown on the annexed Exhibit T made a part hereof, for the sale of the Licensed Products and other *** licensed accessories and products (as further defined and described herein), pursuant to the terms of the Jeanswear Accessories License. All capitalized terms used herein not otherwise defined shall have the meaning assigned to them in the Jeanswear Accessories License.

1. (a) CKI hereby grants to Operator a license to use the Trademark on and in connection with the operation of full price free-standing retail shops1 (plus the outlet stores permitted by §1(d)) (“Stores”) in the “Territory,” as defined on the date hereof in the Jeanswear Accessories License (and as set forth on Exhibit T annexed hereto and made a part hereof), for the sole purpose of selling therein at retail to consumers only, the “Merchandise” (as herein defined). Operator will sell no products other than Merchandise in the Stores. All use by Operator of the Trademark is subject to CKI’s prior approval. Operator shall provide CKI annually, not later than ninety (90) days prior to the end of each Annual Period, for CKI’s reasonable prior approval, a schedule with existing Stores together with plans for the establishment of additional Stores in the Territory, on a jurisdiction-by-jurisdiction basis. Operator is required to open and maintain Stores within the Territory, and in certain designated key locations (cities and countries) therein, based on the Roll-Out Schedule attached hereto, as noted below, or as the parties shall mutually agree.

Operator is required to open, maintain and continuously operate the number of full price Stores as indicated on the Roll-Out Schedule attached hereto and made a part hereof as determined at the close of each Annual Period hereunder as applicable in each Region. *** If (a) the attached Roll-Out Schedule (on an *** rounded up) has ***, or (b) ***, or (c) if *** of the required number of Stores that have been opened have been shut or have discontinued operations (shut down for more than thirty (30) business days) (hereinafter “Shut” for each Region), as reviewed at the close of the Annual Period, compared to the prior Annual Period, and such “Shut” Stores have not re-opened, relocated, or replacement Stores opened within the same Annual Period, or the subsequent Annual Period (so that the “net” number of Stores that have been “Shut” is less than *** as reviewed at the close of the said subsequent Annual Period (or, the said “same” Annual Period, if applicable), in case of either (a) or (b) above, CKI may terminate

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[1]	***

CONFIDENTIAL TREATMENT

this Store License on twelve (12) months prior written notice exercisable within six (6) months after the close of the applicable Annual Period. However, CKI may permit Operator, and Operator will continue to comply with all of its obligations hereunder, to operate and maintain existing Stores, for up to two (2) years as permitted at that time by CKI in writing (but not longer than the then current term of any Store sublicense, as to any sublicensed Store), on a Store-by-Store basis.

(b) For purposes hereof, Merchandise shall consist of Licensed Products, as defined in the Jeanswear Accessories License only. However, in addition to Merchandise, Operator is permitted to sell within such Store as an ***, all subject to compliance with the following ***.

(c) Subject to the exclusive rights granted herein and in other agreements between CKI and Operator: CKI reserves the right to ***.

(d) Operator shall be permitted to open in the Territory, outlet Stores bearing the Mark, based on the ***. Any and all such Stores shall be considered “Stores” for the purposes of this Agreement, and shall be subject to the prior approval of CKI as to the location of each such outlet Store, and shall be subject to all the terms of this Agreement including but not limited to approvals as to decor and operations.

2.

(a) CKI shall have the right to approve the number and each specific location of each Store (prior to the execution of any lease or other commitment), and to approve the design, signage, layout, fixtures and decoration of each such Store and to approve the architect or Store planner utilized in connection with the build out of each such Store (as set forth below), as well as all packaging, Store tags or labels, business materials (including business cards), advertising and promotional materials so as to ensure that the same are of the highest quality, and are consistent with the “Calvin Klein” image. Operator recognizes that CKI will grant such approvals as to location and number subject to and consistent with its other programs for related retail outlets.

Operator recognizes that its public actions and statements can affect the image of CKI, the Trademark, the Merchandise and other trademarks used by CKI and/or its licensees and other designees, CKI’s other licensees and their respective products. Accordingly, the use and release by Operator of any and all advertising, promotional or publicity material (including press releases and other public relations media events) and (ii) any other corporate release, data or information which Operator has reason to believe might become public and, if so, could affect such image, will be prepared or conducted in consultation with and subject to the prior approval of CKI’s Public Relations Department. After any such approval, Operator will not modify such approved material or activities in any material respect, without CKI’s prior approval. CKI shall have the right to inspect each Store to ensure compliance with this Letter Agreement. Operator shall co-operate with CKI in any such inspection, shall promptly take steps to correct all deficiencies as noted by CKI during or following such inspection and will bear the expense of any follow up inspection.

(b) Operator will use its best efforts to exploit the rights granted hereunder throughout the Territory during the Term to open and maintain Stores in the various jurisdictions in the Regions and will:

(i) bear all costs incurred in connection with ***.

(ii) conduct and operate the Stores in accordance with all applicable health, safety, occupancy, tax and other governmental laws, rules and regulations;

(iii) maintain the Stores in a sanitary condition and in good repair at all times, and in accordance with the design, Store set-up (merchandising) and visual display, specifications, standards and guidelines of CKI, as promulgated from time to time and adhere to CKI’s music selections, and refurbish the Stores as may be reasonably necessary in order to keep the Stores in an up-to-date condition (every 5 years);

(iv) employ only competent, trained and exemplary personnel (and provide for dress codes and uniforms for the same) including a General Manager for all retail operations hereunder as well as Store managers, all subject to CKI’s ongoing approval;

(v) retain public relations personnel or consultants to promote the Trademark and the Stores under the supervision of and as approved by CKI and its public relations personnel;

CONFIDENTIAL TREATMENT

(vi) purchase a supply of Merchandise for each seasonal collection for each Store which constitutes, in the reasonable opinion of CKI, a representative collection and which is intended to satisfy consumer demands; and will purchase from CKI’s licensee suppliers, as applicable, for sale in the Stores and in each Store in a Key Location and in each “A” and “B” Store location to be determined by CKI in good faith, reasonable quantities of Merchandise featured in each season’s national advertising campaigns; and will sell past season Merchandise (from the immediately prior season) only from an appropriate discrete location within the Store (not prominently);

(vii) prepare and deliver to CKI within forty-five (45) days following each June 30th and December 31st of each Calendar Year a report, certified by its chief financial officer, setting forth in aggregate and on a Store-by-Store basis: (A) for each completed month since the previous such report ***;

(viii) keep confidential all material, data and proprietary information of CKI, which shall include but not be limited to the design and decor specifications and prototypes utilized in connection with the Stores;

(ix) maintain adequate financing in order to open and maintain the Store and to purchase inventory as required hereunder and demonstrate the same as required by CKI during the term hereof; and

(x) timely remit all amounts payable hereunder or to CRK, including interest payable from the original due date ***, or any portion thereof) on the balance of any unpaid overdue amounts not in dispute).

(c) Operator will expend (and/or require its Store sublicensees to respectively spend as to their respective Stores) such amounts for advertising and promotion and public relations events (which shall be subject to the approval of CKI, to be provided promptly and not unreasonably withheld) as are reasonable and appropriate in connection with Operator’s exploitation of the license granted hereby, *** under the Jeanswear Accessories License, as well as ***, during each Annual Period.

(d) Upon reasonable prior written notice, CKI and its representatives may, no more than once each year unless good cause is shown, examine the books and records (and any and all underlying data) of Operator during the term of the Agreement, and for a period of three years following termination hereof. Such books, records and data will be maintained for at least three years following the year to which they relate.

3.

(a) ***

(b) As to this Jeanswear Accessories Store License, ***.

4.

(a) Operator acknowledges that: (i) Calvin Klein Trademark Trust (“CKTT”) is the owner, and CKI is a beneficial owner, of all right, title and interest in and to the Trademark and the goodwill attached or will become attached thereto (including goodwill arising from advertising expenditures applicable to the grant hereunder ); (ii) all use thereof by Operator will inure to the benefit of CKTT; and (iii) CKTT and/or CKI retains all rights to use and to grant others the right to use the Trademark except as specifically granted to Operator herein. Operator will not do or permit to be done anything which will detract from the value or reputation of the Trademark and do all things which may reasonably be required by CKI in order to confirm CKI’s beneficial ownership and CKTT’s ownership of the Trademark.

(b) In the event Operator learns of any infringement or imitation of the Trademark or use by any person of a trademark confusingly similar to the Trademark, it will immediately notify CKI. Operator will cooperate with CKI in any action taken by CKI to protect its rights and those of CKTT in and to the Trademark. Operator will take no such action itself without prior written approval of CKI.

5. Operator will indemnify and save CKTT, CKI and Mr. Calvin Klein individually harmless from any and all claims that may arise or be asserted against either of them from Operator’s use of the Trademark, Operator’s sale of the Merchandise or Operator’s establishment, ownership or operation of the Store, and all costs and expenses, including reasonable counsel fees, incurred in connection with defense of the same. Operator will procure and

CONFIDENTIAL TREATMENT

maintain insurance as reasonably required by CKI and available in the Territory in order to insure the property and contents of the Store, and its operations, and from liability claims as referred to herein.

6.

(a) The term of this Letter Agreement shall commence as of January 1, 2008, and shall continue in effect throughout the full term of the Jeanswear Accessories License (i.e., up to and including December 31, 2046) ***.

This Letter Agreement (and any and all sublicense agreements) shall ***.

In the event of the***.

(b) Except as set forth otherwise in this Section, in the event of any breach or default by either party which continues uncured for a period of thirty (30) days after written notice thereof from the non-defaulting party, the non-defaulting party may terminate this Letter Agreement by written notice effective immediately in addition to any and all remedies available to it as required by law or in equity. If Operator files a bankruptcy petition, is adjudicated a bankrupt or becomes involved in a bankruptcy or insolvency proceeding, this Letter Agreement will terminate automatically and forthwith upon written notice from CKI. If Operator opens or permits any sublicensee to open any Store in an unapproved location, or a Store in excess of the number of Stores approved by CKI, such failure shall be deemed a material breach under the terms of this Letter Agreement, and CKI may immediately terminate this Letter Agreement effective upon written notice to Operator. If Operator fails to pay or any sublicensee fails to pay any amount due CKI on the due date, interest shall accrue thereon at a rate equal to three (3) percentage points over the prime rate charged by Chase from the due date until paid in full and (ii) if such default continues uncured for a period of thirty (30) days following the due date, CKI may terminate this Letter Agreement forthwith by written notice.

(c) Upon termination of this Letter Agreement, Operator will immediately discontinue use of the Trademark in connection with the Stores, will alter the interior and exterior of the Stores so as to distinguish them from their former appearance and will dispose of any inventory of Merchandise, on a non-exclusive basis, only in the ordinary course of business, or otherwise as specifically directed by CKI, for a period not to exceed ninety (90) days following the date of such termination. No such disposal may occur unless Operator provides CKI with a detailed schedule of its inventory, certified by its chief financial officer in form and content satisfactory to CKI, within thirty (30) days following termination of this Letter Agreement. Notwithstanding the foregoing, CKI has the option, exercisable by written notice sent either prior to or not later than thirty (30) days following the date of termination, to have any Store, and Operator’s entire interest therein, assigned to it, (A) if such termination is due to breach by Operator at the lower of (i) the net depreciated cost to Operator and (ii) the then current market value of such Store, including the lease thereof and the improvements therein, or (B) if for other reasons (or upon expiration), at the then current market value of such Store, including the lease and the improvements therein.

7. Each party to this Letter Agreement is an independent contractor and nothing herein contained and no action arising from or relating to this Letter Agreement shall be construed to constitute the parties as joint venturers or either as agent of the other.

8. This Agreement together with the Exhibits and Schedules hereto all of which are incorporated herein by reference constitutes the entire agreement amongst the parties as to the subject matter hereof, and all prior agreements, understandings and statements and actions between them whether oral or in writing are merged into and superceded by this written Agreement. This Agreement may not be amended, modified or terminated except by written agreement executed by all parties. No waiver, express or implied, of any provision of this Letter Agreement, or of any breach or default hereof, shall constitute a continuing waiver hereof except as expressly provided in a writing signed by the waiving party.

9.

(a) Neither this Letter Agreement or any rights granted hereunder may be ***. For purposes of this Agreement, any ***.

(b) This Letter Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns. In the event of any CKI-permitted change-of-control transfer from the then current shareholder(s) as required hereunder, the restrictions and provisions hereof shall apply to any successor-in-interest permitted transferee.

10. This Letter Agreement shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein. However, disputes regarding the Trademark shall be resolved in accordance with the Federal trademark laws and related laws, statutes, rules and regulations of the United States unless there are no Federal laws, statutes, rules or regulations dispositive of such a dispute, in which case such dispute shall be resolved in accordance with the laws of the State of New York. Operator represents and warrants that it is not entitled to immunity from judicial proceedings commenced in the State of New York, U.S.A. (whether relating to state laws or federal laws) and expressly agrees that, should any judicial proceedings be brought, it will not claim any immunity from such proceedings and that they shall be brought in New York, New York and shall be conducted in English. Operator irrevocably submits to the jurisdiction of the courts of the State of New York and/or the federal courts located therein and waives the right to contest such jurisdiction and to the laying of venue in such courts. Operator is completing forms relating to the appointment of the Corporation Services Company to act as its agent for service relating to any dispute or adjudication hereunder, simultaneously with the execution of this Letter Agreement and will maintain such appointment throughout the term of this Letter Agreement (including extensions, renewals and the non-exclusive inventory disposal period referred to herein).

11. This Agreement may be assigned within the Warnaco family of companies, the Warnaco Group, in accordance with the terms as agreed to by CKI and WFOF (and acknowledged by Warnaco Inc.) by agreement dated 31 January 2006 (#23 Intercompany Transfer).

Please confirm your agreement with the foregoing by signing this Letter Agreement in the space provided below and returning a copy of the same to us.

Very truly yours,

CALVIN KLEIN, INC.

By:	/s/ Tom Murry
Name:	Tom Murry
Title:	Chief Operating Officer

AGREED TO AND ACCEPTED BY:

WF OVERSEAS FASHION C.V.
By: WARNACO U.S., INC., its general partner
CK JEANSWEAR N.V.
CK JEANSWEAR ASIA LIMITED
CK JEANSWEAR EUROPE S.R.L.

By:	/s/ Stanley P. Silverstein
Name:	Stanley P. Silverstein
Title:	Executive Vice President – International Strategy and Business Development

CONFIDENTIAL TREATMENT

EXHIBIT RO

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CONFIDENTIAL TREATMENT

SCHEDULE 1(d)

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Exhibit T

Europe Region

European Union at 1 May 2004, which included Austria, Belgium, Luxembourg, Netherlands, Denmark, Finland, France, Germany, Great Britain, Greece, Ireland, Italy, Portugal, Spain, Sweden, Estonia, Latvia, Lithuania, Czech Republic, Slovakia, Slovenia, Hungary, Poland, Malta, Cyprus.

Also Norway, Switzerland, Monte Carlo, Vatican City, Liechtenstein, Iceland and

Eastern Europe and Russia, consisting of: Croatia, Bosnia-Herzegovina, Serbia, Macedonia, Bulgaria, Romania, Moldavia, Ukraine, Byelorussia, ex-C.I.S. (Russia), Georgia, Armenia, Azerbaijan, Kazakhstan and Uzbekistan.

Middle East Region

Lebanon, Israel, Palestine, Jordan, Iran, Saudi Arabia, Yemen, Qatar, Kuwait, Bahrain, Oman, UAE, Egypt and Turkey.*

Africa Region

South Africa, Tunisia, Algeria, Morocco, Ivory Coast, Senegal, Nigeria.

Asia Region

Hong Kong, Republic of Korea, Republic of China (Taiwan), China (PRC), Indonesia, Philippines, Singapore, Malaysia, Thailand, New Guinea, Vietnam, Australia, New Zealand, Cambodia, Laos, Myanmar, Macau, the Federated State of Micronesia and Mariana Islands (but excluding U.S. Saipan) Japan (not India, Pakistan, other jurisdictions).